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                                                                     EXHIBIT 3.1

                           ARTICLES OF INCORPORATION
                                       OF
                          ARGOSY EDUCATION GROUP, INC.

     ARTICLE ONE. The name of the corporation is Argosy Education Group, Inc.

     ARTICLE TWO. The address of its registered office in the State of Illinois shall be located at 208 S. LaSalle, in the City of Chicago, County of Cook. The name of the Corporation's registered agent at such address shall be The Corporation Trust Company.

     ARTICLE THREE. The duration of the corporation is perpetual.

     ARTICLE FOUR. The purpose or purposes for which the corporation is organized are to conduct all business activities which are legal for the corporation to conduct.

     ARTICLE FIVE.

     SECTION 1. The aggregate number of shares of stock which the Corporation has authority to issue is 45,000,000, consisting of 5,000,000 shares of Series Preferred Stock, par value $.01 per share (the "Series Preferred Stock"), 30,000,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), and 10,000,000 shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock"). The Class A Common Stock and the Class B Common Stock are collectively referred to herein as the "Common Securities." All of such shares shall be issued as fully paid and non-assessable shares, and the holder thereof shall not be liable for any further payments in respect thereof.

     SECTION 2. The preferences, limitations, designations and relative rights of the shares of each class and the qualifications, limitations or restrictions thereof shall be as follows:

     A. SERIES PREFERRED STOCK.

     1. Authorization, Series, Provisions.

     (a) The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and the provisions of this Article Five, to provide for the issuance of shares of the Series Preferred Stock in series, and by filing a certificate pursuant to the Illinois Business Corporation Act, to establish from time to time the number of shares to be included in each such series and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications limitations or restrictions thereof.
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     (b) The Series Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in a resolution or resolutions providing for the issuance of such series, adopted by the Board of Directors as hereinafter provided.

     (c) Authority is hereby expressly granted to the Board of Directors, subject to the provisions of this Section 2, to authorize the issuance of one or more series of Series Preferred Stock, and with respect to each such series to fix by resolution or resolutions providing for the issuance of such series:

     (i) the maximum number of shares to constitute such series and the distinctive designation thereof:

     (ii) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

     (iii) the dividend rate, if any, on the shares of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of capital stock, and whether such dividends shall be cumulative or noncumulative;

     (iv) whether the shares of such series shall be subject to redemption by the Corporation and, if made subject to redemption, the times, prices and other terms and conditions of such redemption;

     (v) the rights of the holders of shares of such series upon the liquidation, dissolution or winding up of the Corporation;

     (vi) whether or not the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

     (vii) whether or not the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, or of any other series of the same class, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

     (viii) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, Common Securities or any other class or classes of stock of the Corporation ranking junior to the shares of such series either as to dividends or upon liquidation;

     (ix) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock (including additional shares of such series or of any other

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series or of any other class) ranking on a parity with or prior to the shares of such series as to dividends or distribution of assets on liquidation, dissolution or winding up; and

     (x) any other preference and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as shall not be inconsistent with this Section 1.

     2. Series Identical: Rank. All shares of any one series of Series Preferred Stock shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends, if any, thereon shall be cumulative; and all series shall rank equally and be identical in all respects, except as permitted by the foregoing provisions of paragraph 1 (c) hereof; and all shares of Series Preferred Stock shall rank senior to the Common Securities both as to dividends and upon liquidation.

     3. Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of any class or classes of stock of the Corporation ranking junior to the Series Preferred Stock upon liquidation, the holders of the shares of the Series Preferred Stock shall be entitled to receive payment at the rate fixed herein or in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series, plus (if dividends on shares of such series of Series Preferred Stock shall be cumulative) an amount equal to all dividends (whether or not earned or declared) accumulated to the date of final distribution to such holders; but they shall be entitled to no further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation or proceeds thereof, distributable among the holders of the shares of the Series Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full.

     4. Voting Rights. Except as shall be otherwise stated and expressed herein or in the resolution or resolutions of the Board of Directors providing for the issue of any series and except as otherwise required by the laws of the State of Illinois, the holders of shares of Series Preferred Stock shall have, with respect to such shares, no right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of stockholders.

     5. Reacquired Shares. Shares of any Series Preferred Stock which shall be issued and thereafter acquired by the Corporation through purchase, redemption, exchange, conversion or otherwise shall return to the status of authorized but unissued Series Preferred Stock unless otherwise provided in the resolution or resolutions of the Board of Directors.

     6. Increase/Decrease in Authorized Shares of a Series. Unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, the number of authorized shares of stock of any such series may be increased or decreased (but not below the number of shares thereof outstanding) by resolution or resolutions of the Board of Directors. In case the number of shares of any such series of Series Preferred Stock shall be decreased, the shares representing such decrease shall, unless otherwise provided in the resolution or resolutions of the


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Board of Directors providing for the issuance thereof, resume the status of authorized but unissued Series Preferred Stock, undesignated as to series.

     B. COMMON SECURITIES.

     Except as otherwise provided in this Section 2B of Article Five or as otherwise required by applicable law, all shares of Class A Common Stock and Class B Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

     1. Voting Rights.

     (a) Except as otherwise provided in this Section 2B of Article Five or as otherwise required by applicable law, holders of Class A Common Stock shall be entitled to one (1) vote per share on all matters to be voted on by the stockholders of the Corporation, and the holders of Class B Common Stock shall be entitled to ten (10) votes per share on all such matters. The holders of Class A Common Stock and Class B Common Stock shall vote together as a single class on all matters to be voted on by the stockholders of the Corporation; provided, that for any matter to be voted on by the stockholders which independently affects only one class of Common Securities, without such an effect on the other class, the affected class of Common Securities shall vote as a separate class on such matters.

     (b) At any time after which the Permitted Holders (as defined in subparagraph 4A(c)(i)) cease to own at least 51.0% of the voting power of the outstanding Common Securities, shareholder action may only be taken at an annual or special meeting of the stockholders (subject to the procedures set forth in the Corporation's By-laws) and may not be taken by written consent in lieu of a meeting.

     2. Dividends. Subject to the rights of each series of the Series Preferred Stock, dividends may be declared and paid or set apart for payment upon the Common Securities out of any assets or funds of the Corporation legally available for the payment of dividends, and the holders of Class A Common Stock and Class B Common Stock shall be entitled to participate in such dividends ratably on a per share basis; provided, that if dividends are declared that are payable in shares of Class A Common Stock or Class B Common Stock, dividends shall be declared which are payable at the same rate on both classes of Common Securities and the dividends payable in shares of Class A Common Stock shall be payable to holders of that class of stock and the dividends payable in shares of Class B Common Stock shall be payable to holders of that class of stock.

     3. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of the Series Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled in accordance with Section 2A of Article Five, the terms of any outstanding Series Preferred Stock and applicable law, or an amount sufficient to pay the aggregate amount to which the holders of the Series Preferred Stock of each series shall be entitled shall have been deposited with a bank or trust company having capital, surplus and undivided profits of at least Twenty-Five Million Dollars ($25,000,000) as a trust fund for the benefit of the holders of such Series Preferred Stock, the remaining net assets of the

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Corporation shall be distributed pro rata to the holders of the Common
Securities, to the exclusion of the holders of such Series Preferred Stock.

     4. Conversion.

     4A. Conversion of Class B Common Stock.

     (a) Upon the occurrence of any Conversion Event, (i) each share of Class B Common Stock transferred in connection with such Conversion Event shall automatically convert into the same number of shares of Class A Common Stock and
(ii) the holder or holders of Class B Common Stock affected thereby shall promptly comply with the procedures for conversion of Class B Common Stock to Class A Common Stock set forth in subsection 4B below. Each holder of Class B Common Stock shall also be entitled at any time to convert into the same number of shares of Class A Common Stock any or all of the shares of such holder's Class B Common Stock pursuant to the provisions of paragraph (c) below.

     (b) A "Conversion Event" means (i) any transfer of Class B Common Stock to a person who, immediately prior to such transfer, is not a Permitted Holder or
(ii) any transfer which, upon its consummation, the Permitted Holders in the aggregate do not beneficially own at least 10% of the total outstanding Common Securities.

     (c)(i) "Permitted Holder" means (A) Dr. Michael C. Markovitz, (B) any member of Dr. Michael C. Markovitz's immediate family, which immediate family consists of his spouse, parents, Dr. Lawrence J. Markovitz, lineal descendants (including adopted children and stepchildren) of either Dr. Michael C. Markovitz or Dr. Lawrence J. Markovitz, the spouse of any lineal descendant of either Dr. Michael C. Markovitz or Dr. Lawrence J. Markovitz, and brothers and sisters of such holders; (C) any trust (including a voting trust) exclusively for the benefit of one or more Permitted Holders described in subsection (c)(i)(B); or
(D) a corporation if all of the outstanding capital stock of such corporation which is entitled to vote for the election of directors is owned by, or a partnership if all of the partners of such partnership are and all of the beneficial interests in the partnership are owned by, Permitted Holders determined pursuant to subsections (c)(i)(B) and (c)(i)(C).

     (ii) Notwithstanding the foregoing, any Permitted Holder may pledge such holder's shares of Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral for security for indebtedness due to the pledgee; provided, that such shares shall not be transferred to or registered in the name of pledgee and shall remain subject to the provisions of this Section
4. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Common Stock may only be transferred to a Permitted Holder or converted into shares of Class A Common Stock as provided in subsection 4B below, as the pledgee may elect.

     (d) Each holder of Class B Common Stock is entitled at any time to convert any or all of the shares of such holder's Class B Common Stock into the same number of shares of Class A Common Stock by electing to do so in accordance with the procedures set forth in subsection 4B of this Article Five.

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     4B. Conversion Procedure.

     (a) Unless otherwise provided in connection with a Conversion Event, each conversion of shares of Class B Common Stock into shares of Class A Common Stock shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours. In the case of an elective conversion pursuant to subsection 4A(d), the surrender of the certificate or certificates representing such Class B Common Stock shall be accompanied by a written notice by the holder of such shares stating that the holder desires to convert the shares, or a stated number of the shares, of such Class B Common Stock represented by such certificate or certificates into shares of Class A Common Stock (and such statement will obligate the Corporation to issue such shares of Class A Common Stock).

     Each conversion pursuant to a Conversion Event under subsection 4A(b) shall be deemed to have been effected as of the point in time at which such Conversion Event was consummated. Each conversion pursuant to subsection 4A(d) shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and the corresponding notice has been received. Immediately upon the conversion of Class B Common Stock to Class A Common Stock, the rights of the holder of the converted Class B Common Stock as such holder shall cease and the person or persons in whose name or names the certificate or certificates for shares of Class A Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Class A Common Stock represented thereby.

     (b) For each conversion effected pursuant to a Conversion Event under subsection 4A(b), promptly after the surrender of certificates, the Corporation shall issue and deliver the certificate or certificates for the Class A Common Stock issuable upon such conversion. For each conversion effected pursuant to an elective conversion under subsection 4A(d), promptly after the surrender of certificates and the receipt of written notice, the Corporation shall issue and deliver in accordance with the surrendering holder's instructions (i) the certificate or certificates for the Class A Common Stock issuable upon such conversion and (ii) a certificate representing any Class B Common Stock which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted.

     (c) The issuance of certificates for Class A Common Stock upon conversion of Class B Common Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Class A Common Stock.

     (d) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of issuance upon the conversion of the Class B Common Stock, such number of shares of Class A Common Stock issuable upon the conversion of all outstanding Class B Common Stock. All shares of Class A Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Class A Common Stock may be so issued without violation of any

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applicable law or governmental regulation or any requirements of any domestic securities exchange or automatic quotation system upon which shares of Class A Common Stock may be listed or quoted (except for official notice of issuance which will be immediately transmitted by the Corporation upon issuance).

     (e) The Corporation shall not close its books against the transfer of shares of Common Securities in any manner which would interfere with the timely conversion of any shares of Class B Common Stock.

     4C. Stock Splits. If the Corporation in any manner subdivides or combines the outstanding shares of one class of Common Securities, the outstanding shares of the other class of Common Securities shall be proportionately subdivided or combined in a similar manner.

     C. GENERAL PROVISIONS.

     1. Nonliquidating Events. A consolidation or merger of the Corporation with or into another corporation or corporations or a sale, whether for cash, shares of stock, securities or properties, or any combination thereof, of all or substantially all of the assets of the Corporation shall not be deemed or construed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Article Five.

     2. No Preemptive Rights. No holder of Series Preferred Stock or Common Securities of the Corporation shall be entitled, as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class or series whatsoever or of securities convertible into stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration, or by way of dividend.

     ARTICLE SIX. The class and number of shares which the corporation proposes to issue without further report to the Secretary of State, and the consideration (expressed in dollars) to be received by the corporation therefor, are:

     Class of shares     Number of shares         Total consideration to be
                                                  Received therefor:

     Common              5,000                    $5,000.00

     ARTICLE SEVEN. The corporation will not commence business until at least one thousand dollars has been received for the issuance of shares.

     ARTICLE EIGHT. The number of directors shall be as set forth in the Corporation's by-laws.

     ARTICLE NINE. [Intentionally omitted]

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     ARTICLE TEN. Limitation of Director Liability. No director shall be liable to the Corporation, its shareholders, or any of them, for monetary damages for breach of fiduciary duty as a director, provided, however, that this provision does not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 8.65 of the Business Corporation Act of 1983, or (iv) for any transaction from which the director derived an improper personal benefit.

     ARTICLE ELEVEN. The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by law and all rights and powers conferred herein on shareholders are subject to such reservation. Notwithstanding anything in these Articles of Incorporation to the contrary, Article Five, Article Ten and this Article Eleven shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding shares of the Corporation entitled to vote on such alteration, amendment, repeal or provision (other than any alteration or amendment to Article Five that increases the authorized number of shares of Series Preferred Stock, Class A Common Stock or Class B Common Stock).

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